UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Entegris, Inc.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2016

The 2016 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Tuesday, May 17, 2016, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect nine (9) Directors to serve until the 2017 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2016.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To amend and restate the Entegris, Inc. Employee Stock Purchase Plan.

5.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 15, 2016

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be Held on May 17, 2016 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2016 Annual Meeting of Stockholders

To Be Held on May 17, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2016 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Tuesday, May 17, 2016 at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2015 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 15, 2016.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2016 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the nine named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2016 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2016 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of the solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2016 Annual Meeting was the close of business on April 1, 2016 (the “Record Date”). On the Record Date, there were 140,829,976 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Michael A. Bradley	67	Retired Chief Executive Officer, Teradyne, Inc.	2001
Marvin D. Burkett	73	Management Consultant	2010
R. Nicholas Burns	60	Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University	2011
Daniel W. Christman	72	Independent Business Consultant	2001
James F. Gentilcore	63	Retired CEO, Edwards Group Limited	2013
James P. Lederer	55	Retired Executive Vice President, Qualcomm, Inc.	2015
Bertrand Loy	50	President & Chief Executive Officer, Entegris, Inc.	2012
Paul L.H. Olson	65	Chairman of the Board, Retired Executive	2003
Brian F. Sullivan	54	Chairman & CEO, Celcuity LLC	2003

*	Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. Olson and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Messrs. Bradley and Christman. Entegris Minnesota and Mykrolis merged into the Company effective August 6, 2005 (the “Merger”).

Set forth below with respect to each director or nominee standing for election at the 2016 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which he serves or has served as a director during such period, as well as the experience, qualifications, attributes or skills that has led the Board of Directors to conclude that each nominee should serve as a director of the Company.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. Mr. Bradley has been a director of the Company since the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s Board of Directors from the date of the Merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s Board of Directors, serving as Chairman of that Committee from 2011 until 2015. From 2004 until his retirement in February 2014 he served as the Chief Executive Officer and a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley has served as a director of Avnet, Inc. (global distributor of electronic components and computer products) since November of 2012. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as chief executive officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience within the semiconductor industry and by reason of his fifteen years of experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

Marvin D. Burkett has served as a director of the Company since May of 2010; serving on the Audit & Finance Committee since that date and as Chairman since May of 2011. He also has served as a member of the Management Development & Compensation Committee from May 2011 until April 2015. Mr. Burkett has served as the Chief Financial Officer and Chief Administrative Officer of Nvidia Corporation (high performance semiconductor based graphics products) from 2001 until his retirement in 2009. Mr. Burkett also served Advanced Micro Devices, Inc. (manufacturer of semiconductors) from 1972 until 1998, first as corporate controller and then as the Chief Financial Officer and Chief Administrative Officer. Prior to that he worked at the Semiconductor Division of Raytheon Company. Mr. Burkett served as a member of the board of directors and Chairman of the Audit Committee of Netlogic Microsystems, Inc. (design, development and sale of high speed integrated circuits for advanced mobile wireless applications) until early 2012 when that company was sold. He has been a director of Intermolecular, Inc. (research and development for the semiconductor and clean energy industries) since 2011 and of Audience, Inc. (advanced voice processors for mobile devices), from September 2010 through September of 2015 when that company was sold, where he served as chairman of the audit committee and as a member of the compensation committee. Mr. Burkett has also served as a member of the board of directors of G2 Holdings Corporation, a private company in the semiconductor industry, since January 2011, where he also served as Chairman of the audit committee until 2014. Mr. Burkett holds a B.S. degree and an M.B.A. from the University of Arizona.

The Board of Directors has concluded that by reason of his forty years of experience in the semiconductor industry and of his experience as chief financial officer and chief administrative officer of two major companies serving the semiconductor industry, Mr. Burkett should serve as a director of the Company.

R. Nicholas Burns has served as a director of the Company since May of 2011 and has served on the Governance & Nominating Committee and, since 2015, on the Management Development & Compensation Committee. He is currently the Goodman Family Professor of The Practice of Diplomacy and International Relations, Kennedy School, Harvard University. Ambassador Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001 to 2005 he was U.S. Ambassador to NATO. Prior to that from 1997 to 2001 he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group and Senior Counselor at the Cohen Group. He is on the Board of Directors of the Rockefeller Brothers Fund, The Atlantic Council and a number of other non-profit organizations. Since October 2014 he has served as a member of Secretary of State John Kerry’s Foreign Affairs Advisory Board.

The Board of Directors has concluded that by reason of his distinguished career as a diplomat and of his expertise in world affairs, Mr. Burns should serve as a director of the Company.

Daniel W. Christman served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served as a director of the Company and as a member of the Audit & Finance Committee until 2011; he served as Chairman of the Audit and Finance Committee from 2009 until 2011. Since May 2008 Mr. Christman has served on the Governance & Nominating Committee and assumed the role of the Chairman of that committee in 2011. From 2003 until 2009 he served as Senior Vice President, International Affairs of the U.S. Chamber of Commerce and since 2009 he has served as Senior Counselor to that organization. In 2001 he retired in the grade of Lieutenant General after a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. He currently serves as a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

The Board of Directors has concluded that by reason of his extensive graduate education, his responsibilities as a General Officer in the U.S. Army, his experience with international business issues with the U.S. Chamber of Commerce and by reason of his fifteen years of experience as a director of both Mykrolis and the Company, General Christman should serve as a director of the Company.

James F. Gentilcore was elected to the Board of Directors in December 2013 and since then has served on the Audit & Finance Committee and on the Management Development & Compensation Committee, assuming the position of Chairman of that Committee in 2015. Since April of 2014 Mr. Gentilcore has served as an Executive Advisor to CCMP Capital, a global private equity firm. He served as the Chief Executive Officer of Edwards Group Limited, a global industrial technology company and a leading manufacturer of sophisticated vacuum products and abatement systems, from March 2013 until January 2014 when Edwards Group was acquired by Atlas Copco AB. Prior to March 2013 Mr. Gentilcore had been an independent non-executive director on its board of directors since December 2007. He has significant experience in growing technology companies, mergers and acquisitions in the public and private sector and post-merger integration and brings 30 years of technology industry leadership to our board of directors. From January 2009 to March 2011, Mr. Gentilcore was the President, Chief Executive Officer and a director of EPAC Technologies Inc., a leader in supply chain automation for the book publishing industry. Prior to that, he was the Chief Executive Officer of Helix Technology Corporation, and led its strategic merger with Brooks Automation Inc. (“Brooks”) in 2005, where he continued as Chief Operating Officer of the combined company. After the integration of Brooks and Helix Technology Corporation, he led the Company’s acquisition of Synetics Solutions Inc., a U.S. subsidiary of a large Japanese automation company and then spearheaded a Japanese based joint venture with that company. His global experience includes several Asian based joint ventures and acquisitions and many U.S. based technology acquisitions. He currently serves as a director of KMG Chemicals, Inc., a manufacturer and distributor of specialty chemicals and of Milacron Holdings Corp., a manufacturer, distributor and servicer of highly engineered systems within the plastic technology and processing industry. Mr. Gentilcore holds an M.B.A. from Lehigh University and a B.Sc. in Engineering from Drexel University.

The Board of Directors has concluded that by reason of his thirty years of experience in the semiconductor industry, of his experience as chief executive officer of two major companies serving the semiconductor industry and of his broad experience with mergers and post merger integration, Mr. Gentilcore should serve as a director of the Company.

James P. Lederer was elected to the Board of Directors in April 2015 and serves on the Audit & Finance Committee as well as the Management Development & Compensation Committee. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc. and General Manager of Qualcomm CDMA Technologies (QCT), its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he held a variety of senior management positions at Qualcomm, Inc. including Senior Vice President, Finance and Business Operations; Vice President, Finance; Senior Director, Finance; Director, Corporate Strategic Finance. Mr. Lederer joined Qualcomm in 1997 and prior to joining Qualcomm, Mr. Lederer held a variety of management positions at Motorola, General Motors and Scott Aviation. Mr. Lederer holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

The Board of Directors has concluded that by reason of his nineteen years of experience in the semiconductor industry and of his ten years of experience as a senior executive officer of Qualcomm, Mr. Lederer should serve as a director of the Company.

Bertrand Loy has served as our Chief Executive Officer, President and a director since November 2012. Prior to his promotion, Mr. Loy served as our Executive Vice President and Chief Operating Officer since 2008. From August 2005 until July 2008, he served as our Executive Vice President and Chief Administrative Officer in charge of our global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis from January 2001 until August 2005. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation during 1999 and 2000. From 1995 until 1999, he served as the Division Controller and Head of Manufacturing for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis) in a variety of financial, audit and controller positions located in Europe, Central America and Japan. Mr. Loy served as a director of BTU International, Inc., (supplier of advanced thermal processing equipment) until its acquisition in January of 2015. He also has served as a director of Harvard Bioscience, Inc. (scientific equipment) since November of 2014 and of Semiconductor Equipment and Materials International (SEMI) association. Mr. Loy graduated from the Ecole Superieure des Sciences Economiques et Commerciales (ESSEC) business school in Cergy Pontoise France.

The Board of Directors has concluded that by reason of his extensive experience operating the Company, his five years of experience as the Chief Financial Officer of Mykrolis and his experience as a director of BTU International, Inc. and of Harvard Bioscience, Inc., Mr. Loy should serve as a director of the Company.

Paul L.H. Olson has been a director of the Company since the Merger. He has served as the independent Chairman of the Board of the Company since May of 2011. He served as lead director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the Merger with the Company and as a the Chairman of the Governance and Nominating Committee of the Company’s Board of Directors until 2011. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia from 2008 until its merger with Liaison Technologies, Inc. in 2011. Thereafter he served on the board of directors of Liaison Technologies, Inc., serving as a member of its audit committee until 2014. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. (where he is lead director) and Macalester College (where he serves as Treasurer and Chairman of the Finance Committee); Mr. Olson served as an advisor to Data Dimensions, Inc and to Thoma Bravo Equity Partners. Mr. Olson holds a BA degree from Macalester College, an MBA from the University of St. Thomas and a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and of his experience as chief executive officer of two different software companies and by reason of his thirteen years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Brian F. Sullivan has served as a director of the Company since the Merger in 2005. He served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger with the Company; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan is currently Chairman and CEO of Celcuity LLC, a biotechnology company he co-founded in 2012. Mr. Sullivan was Chairman and CEO of SterilMed, Inc from 2002 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive and varied business and management experience and of his experience as chief executive officer of two diverse businesses and by reason of his thirteen years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee, as amended from time to time, are available on the Company’s website at http://www.Entegris.com under “Investors – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of the Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Messrs. Bradley, Burkett, Burns, Christman, Gentilcore, Lederer, Olson and Sullivan is “independent” as determined under the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our Board of Directors has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board of Directors, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls, and receives periodic risk assessment reports from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Related Party Transactions; Anti-Hedging Policy

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2015, there has been no such business transaction between Entegris and any director, nominee or executive officer or member of their immediate family. In addition, during 2014 the Board of Directors adopted a policy against hedging, pledging and speculative transactions in the Company’s stock. This policy covers directors, Executive Officers, employees and consultants and prohibits, directly or indirectly engaging in any hedging or monetization transactions with respect to the Company’s securities; pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, or engaging in short-term or speculative transactions in the Company’s securities including short-term trading where the Company’s securities are sold within six months following the purchase (or vice versa) and short sales of the Company’s securities (i.e., the sale of a security that the seller does not own).

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws and to its Corporate Governance Guidelines to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

These amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors are elected by a plurality vote at any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. These amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. These amendments to the By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities and Exchange Commission.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during 2015. The current members of the Audit & Finance Committee are Marvin D. Burkett, Chairman, James F. Gentilcore, James P. Lederer and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Marvin D. Burkett, the Chairman of the Audit & Finance Committee, and Audit and Finance Committee members James F. Gentilcore, James P. Lederer and Brian F. Sullivan each possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and management development programs and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers and the compensation policies impacting other executive officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board. The Management Development & Compensation Committee held six meetings during 2015. The charter for the Management Development & Compensation Committee does not authorize the delegation of these responsibilities. The current members of the Management Development & Compensation Committee are James F. Gentilcore, Chairman, Michael A. Bradley, R. Nicholas Burns and James P. Lederer and each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held two meetings during 2015. The current members of the Governance & Nominating Committee are Daniel W. Christman, Chairman, Michael A. Bradley, R. Nicholas Burns and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held nine meetings during 2015. In addition, during 2015 a special committee of the board of directors was established in connection with a shareholder demand under Delaware law which was comprised of Messrs. Christman, Burns and Lederer. This special committee held four meetings in connection with the consideration of such shareholder demand. Each of Messrs. Bradley, Burkett, Burns, Christman, Gentilcore, Lederer, Loy, Olson and Sullivan attended at least 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he served that was held during the period for which he was a director or member of any such committee.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the minimum qualifications for first-time director nominees specified in the Corporate Governance Guidelines; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, the assessment of potential nominees to be recommended by the Governance & Nominating Committee, should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; or (vi) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. While the Board of Directors does not have a formal policy with respect to diversity, the Board and the Governance & Nominating Committee each believe that it is desirable that the Board members represent diverse viewpoints, with a range of experiences, professions, skills, geographic representation and backgrounds that provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the Company’s stockholders. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2017 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board of Directors or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors then in office attended the 2015 Annual Meeting of Stockholders.

Director Compensation

The Board of Directors has adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $75,000. Committee chairmen receive an annual fee of: $10,000 for the Chairman of the Governance and Nominating Committee, $20,000 for the Chairman of the Audit & Finance Committee and $15,000 for the Chairman of the Management Development & Compensation Committee. Non-employee directors are also entitled to an annual equity award of $125,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the earlier of the date of the next Annual Meeting or the first anniversary of the award date. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. Olson): the above specified annual retainer plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr.  Loy receives no compensation for his service as a director.

Fiscal Year 2015 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2015.

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$73,750	$124,994	—	—	$198,744
Marvin D. Burkett	$88,750	$124,994	—	—	$213,714
R. Nicholas Burns	$71,250	$124,994	—	—	$196,244
Daniel W. Christman	$80,000	$124,994	—	—	$204,994
James F. Gentilcore	$83,750	$124,994	—	—	$208,744
James P. Lederer	$62,500	$124,994	—	—	$187,494
Paul L. H. Olson	$111,250	$124,994	—	—	$236,244
Brian F. Sullivan	$72,500	$124,994	—	—	$197,494

(1)	Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under “Compensation of Executive Officers” below.

(2)	Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2015, calculated in accordance with FASB ASC Topic 718. As of December 31, 2015, each director held 9,391 outstanding restricted stock units.
(3)	As of December 31, 2015 the following directors held the indicated number of outstanding stock options: Mr. Burkett – 15,000 and Mr. Burns – 15,000. No other director holds outstanding stock options.

Stock Ownership Guidelines for Directors

During 2015 the Board of Directors maintained stock ownership guidelines for directors in order to assure the close alignment of director compensation with the interests of Entegris stockholders. This alignment is a critical objective of the equity awards discussed above. Under these guidelines each director shall be required to hold Entegris Common Stock with a value equal to three (3) times the annual cash retainer in effect at the time of each annual determination. Determination of compliance with this guideline shall be made on January 15th of each year. Compliance with this guideline will be calculated based on the average of the prior calendar year’s month end closing prices on the NASDAQ for Entegris, Inc. Common Stock. Shares of Entegris, Inc. Common Stock that are owned by a director outright as well as vested deferred shares/units count towards compliance with this guideline. Directors have five (5) years following the later of their initial election to the Entegris Board of Directors or the date on which the Stock Ownership Guidelines were adopted to achieve the minimum holding required by the guidelines. As of January 15, 2016, all of the directors were in compliance with the stock ownership guideline policy.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2015, 2014 and 2013 by the Company to our chief executive officer, our chief financial officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2015, the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above (the “Committee”), retained the services of the independent compensation advisory firm Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Committee selected FW Cook based on its national reputation as an expert in compensation practices, its industry knowledge, and its familiarity with the Company and its past compensation practices. FW Cook reports to and takes direction from the Committee; assignment of projects by management to FW Cook requires the prior approval of the Committee. During 2015 FW Cook performed services primarily for the Committee under its direction and performed only incidental consulting services for Entegris.

In addition, in establishing its compensation policies for a given year, the Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider any implications of such advisory vote for the Committee’s compensation policies and determine whether any changes are appropriate. At the 2015 Annual Meeting of Stockholders approximately 90% of the votes cast with respect to the advisory vote on executive compensation voted to approve the compensation paid in 2014 to the named executive officers. The Committee determined that no significant change in its compensation policies should be recommended to the Board as a result of this advisory vote.

Evaluation of Compensation against External Data

In the design of the 2015 compensation programs the Committee evaluated each element of target total direct compensation (the sum of base salary, target annual incentive and grant date present value of long-term incentives) as well as total compensation against corresponding compensation data from comparable companies collected by FW Cook. The Committee compared the Company’s compensation practices and target compensation levels to that provided to executives among a group of companies that were evaluated by FW Cook and the Committee as being comparable to Entegris. As a result of the Company’s acquisition of ATMI, Inc. on April 30, 2014, the Committee undertook a review of its compensation policies with respect to the above described elements with the following goals: (i) to align disparate elements of the compensation policies of the two companies into a single consistent global policy; and (ii) to revise the “peer” group used to inform the Committee’s decisions with respect to target total direct compensation levels for senior executives for 2015. In addition in 2015 the Committee determined to introduce a performance share equity award for senior executives based on the Company’s relative total shareholder return over a three-year period. The Committee worked with FW Cook to perform a comprehensive review of the peer group and to make changes to ensure that the peer group fairly represents Entegris’ size and scope of operations following the ATMI acquisition. The revised 21 company “peer” group shown below was approved by the Committee to inform its decisions with respect to target total direct compensation levels for 2015:

Advanced Energy Industries	FLIR Systems	Newport Corporation
CLARCOR	Graco	OmniVision Technologies
Coherent	GrafTech International	Polypore International
Cree	Intersil Corporation	Skyworks Solutions
Diodes	International Rectifier	Teradyne
Fairchild Semiconductor	Microsemi	TTM Technologies
FEI Company	MKS Instruments	Watts Water Technologies

This group has been designed so that the Company’s size relative to the foregoing “peer” companies approximates the median in terms of pro forma revenue, operating income and market capitalization because these are the metrics that most strongly correlate to market compensation levels. In addition, these “peer” companies participate in similar or related industries to the Company.

Information concerning the compensation practices of these companies was drawn from their proxy statements. The Committee annually reviews the “peer group”, with the assistance of FW Cook to assure that the companies included continue to be as closely comparable to the Company as reasonably possible.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels. As a general matter, the Committee intends to set target total direct compensation for the named executive officers at the market median with deviations as appropriate for individual executives to reflect factors such as tenure, performance and criticality to the Company.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2015 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris’ compensation programs for 2015, the Committee ultimately decides which policies to adopt and directs and approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers other than the Chief Executive Officer; discussions concerning CEO compensation are between FW Cook and the Committee without executive officer involvement.

Elements of Compensation

The 2015 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2015 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation generally targeted at the median level, based on competitive market practice. Please see the discussion at “Base Salary” below.	The Company awarded an increase to the base salary of the named executive officers during fiscal 2015 to reflect increased scope of responsibilities assumed by the executives in question in connection with the acquisition of ATMI, Inc. during 2014. These increases were designed to bring their base salaries into general alignment with the median level for the analogous position at companies in the revised “peer group” described above.

Short-Term Incentive Compensation (EIP)

Rewards achievement of Company financial performance criteria to:

•      Incentivize the achievement of annual financial performance metrics that will drive our long-term success; and

•      Incentivize achievement of pre-established business objectives.

In 2015 EIP awards were again based on the Company’s EBITA performance (weighted at 75%) and on the achievement of specified 2015 key business objectives (weighted at 25%). During 2015 the Company’s performance exceeded the target level for the EBITA metric and met some of the key business objectives qualifying for a combined dollar weighted average award at 83.7% of target. This compared with the combined blended 2014 award level of 101.2% of target.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2015 Commentary

Long-Term Incentive Compensation

The Company awards time vested stock options and restricted stock units to its executive officers. Both types of award vest ratably over 4 years. In addition, commencing in 2015 the Company split the normal stock option award into two portions, one of stock options and one of performance shares that provide the opportunity to earn shares of the Company based on the Company’s total shareholder return as compared with the total shareholder return achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period following the date of award. As a result, a significant portion of an executive officer’s target total direct compensation is dependent on the Company’s performance. When combined with the EIP compensation element, approximately 56% of the CEO’s compensation and approximately 50% of the compensation of the other named executive officers is “at risk”, being dependent on the Company’s performance. The purposes for long-term incentive awards are to:

•      Promote Executive ownership of our stock;

•      Promote retention of executives in a normally competitive labor market over the longer term;

•      Encourage management focus on critical performance metrics creating value for stockholders; and

•      Align the program with peer group and market practices, where appropriate.

Long-term incentive awards for executive officers changed in fiscal 2015; there were three long-term incentive equity vehicles weighted as follows: 40% restricted stock units, 30% stock options and 30% performance shares, as described under Long-Term Incentive Compensation below.

Retirement Benefits

The Company provides both a qualified and non-qualified tax-deferred retirement savings to:

•      Encourage employee long-term commitment to the Company;

•      Promote employee savings for retirement; and

•      Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2015 there were no changes from historical practice.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2015 Commentary

Perquisites	The Company provides no perquisites to executive officers.

Change in Control Termination Benefits	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination After Change in Control”.	During 2015 new change in control agreements were entered into, with four executives (including one named executive officer). Consistent with the policy described below, these agreements were changed to remove the change in control tax gross-up provisions included in the prior form of agreement. The Company has adopted a policy requiring that any change in control agreement entered into after 2013 will not contain any change in control tax gross-up provisions.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term financial and operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2015, the total compensation paid or awarded to the named executive officers included both short-term cash incentive compensation and equity based long-term incentive compensation.

In addition, the Committee has in the past and expects that, from time to time, it will analyze tally sheets prepared for each senior executive, including the named executive officers as a benchmark for its compensation decisions. Typically these tally sheets have been prepared by our human resources and finance departments and reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances and outstanding equity awards. The overall purpose of the tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation as well as internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Committee also looks at the target total direct compensation of our chief executive officer and the other named executive officers relative to that provided to similarly-situated executives at those “peer” companies listed above – this is often referred to as “benchmarking.” The Committee believes, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States and in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2015, we continued to target base salary at the median of the peer group proxy and survey market reference points compiled by FW Cook and included an increase to the named executive officers to reflect the increased scope of responsibilities in connection with the ATMI acquisition.

As noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, which generally provides for a potential cash award based upon the achievement of annual financial and operating performance objectives in accordance with a sliding scale established by the Committee with a fractional award for performance above the threshold level, a full award for target performance and a premium award of up to 187.5% of target for extraordinary performance. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. During 2015 the CEO continued to be eligible to receive an incentive compensation payment targeting 100% of his base salary and the named executive officers listed in the “Summary Compensation Table” below other than the CEO continued to be eligible to receive an incentive compensation payment ranging from 60% to 75% of their base salary at target performance. Other employees were eligible to receive lesser percentages of their base salary at target performance under the EIP, ranging from 3% to 50%, depending on their level of responsibility. The EIP is administered by, and all awards are made at the discretion of, the Committee.

The EIP, provides for a potential cash award based upon the achievement of financial and operating performance objectives in accordance with a sliding scale established by the Committee. During 2015 the sliding scale was different for each of the two types of objectives, with a maximum payout of 200% for the achievement of premium performance of the financial objectives (EBITA equal to 26.5% of revenue) and a maximum payout of 150% for the achievement of premium performance designated for each of the 10 operating objectives. Under this plan, an incentive pool is established based upon the level of the attainment of financial objectives established by the Committee. For 2015 the EIP awards were based on: (i) the achievement of EBITA within a range established by the Committee (from threshold of 6.6% of revenue to maximum of 26.5% of revenue) with target performance established at 16.5%, weighted at 75% and providing for awards ranging from 1% of target for threshold performance to a maximum of two times target for performance at the top of the range; and (ii) the achievement of critical business objectives (relating to revenue growth and market penetration, quality performance, and effective capacity expansion), weighted at 25% and providing for awards ranging from 0% for threshold or below threshold performance (depending on the particular objective) to 1.5 times target if all critical business objectives were achieved at the maximum level specified. The Company’s EBITA performance in 2015 was 16.9% of revenue which translates into a payout of 104.5% of target and the Company’s performance with respect to critical business objectives was 23% of target for a combined dollar weighted average award of 83.7% of target.

The EIP awards for the named executive officers for fiscal 2015, 2014 and 2013 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2015 EIP award is also reflected in the “Fiscal Year 2015 Grants of Plan Based Awards” table below.

Long-Term Incentive Compensation

During 2015 executives and certain key employees were eligible to receive equity grants and awards under the Entegris 2010 Stock Plan, which is also administered by the Committee. Restricted stock unit awards, stock option awards and performance share awards, as described below, to executive officers were the three equity vehicles used by Entegris for long-term incentive awards during 2015. The 2015 long-term incentive awards to the named executive officers are listed in the “Fiscal Year 2015 Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards: Number of Shares of Stock or Units” and “All Other Option Awards: Number of Securities Underlying Options”.

The Committee believes that long-term incentive awards to executive officers, including the named executive officers, should be comprised of a mixture of restricted stock units, stock options and performance shares. Accordingly, for 2015 the Committee approved equity awards for executive officers comprised, as a percentage of the aggregate of the grant date fair value of the 2015 equity awards, of 40% restricted stock units, 30% stock options and 30% performance shares. A description of the terms of each type of equity award and the reasons why the Committee believes each is an appropriate long term incentive equity vehicle follows.

•

Restricted Stock Units. Forty percent of the 2015 equity award to executive officers consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The award of restricted stock units is designed to enable the Company to retain executive officers and other key employees during turbulent economic times and in a competitive labor market. In addition, non-executive employees receiving equity awards in 2015 received restricted stock units, with the restrictions lapsing proportionately over four years in accordance with the foregoing schedule.

•

Stock Options. Thirty percent of the 2015 equity awards to executive officers consisted of stock options to vest in four equal installments on February 19th of the first through the fourth years following the date of grant and have a seven-year term. The Committee believes that the award of stock options was an effective mechanism to align the interests of our executive officers with those of Entegris stockholders which is expected to lead to an increase in the long-term value of Entegris. This is because stock options only provide value to the awardee if the price of the Company’s stock appreciates, which creates a strong performance orientation, consistent with our pay for performance philosophy. All stock options granted to executive officers by our predecessor companies and by the Company were granted with an exercise price equal to the fair market value on the date of grant. In light of accounting rules, which require that we take an operating statement charge with respect to the grant of stock options combined with the risk that value will not be delivered if our stock does not appreciate, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than awards of restricted stock units.

•

Performance Shares. Thirty percent of the 2015 equity awards to executive officers, consisted of performance shares, which provide the opportunity to earn shares of the Company based on the Company’s total shareholder return (TSR) as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three year period following the date of award. Early in 2015 each recipient of a performance share award received a target allocation of performance shares; the final number of shares which may be earned range from 0% to 150% of target. The number of shares actually earned at the end of the performance period is based on a pre-established payout curve, which provides for earn outs of 50%, 100% and 150% of target for performance at the 25th, 50th and 75th percentiles, respectively, with linear interpolation between such levels (no shares are earned for performance below the 25th percentile). Performance share awards are also subject to limitation: (i) if the Company’s absolute total shareholder return is negative then the maximum number of shares that may be earned is the target performance share allocation; and (ii) in no event may the value of shares earned on the vesting date exceed 300% of the initial grant date fair value of the target share allocation at award. Performance shares earned over the three year performance period will be fully vested on the last day of the performance period. The Committee included performance shares as a component of the 2015 long term incentive award for executive officers because the Committee believes that relative TSR is an important metric for our stockholders evaluation of the Company’s performance against the performance of other companies; the performance shares thus create an additional alignment with stockholder interests through an objective and relatively simple performance metric. In addition, based on the Committee’s review of peer company market data, it believes that TSR based performance shares are becoming an increasingly significant portion of equity incentives used by those companies that will compete with us in attracting, hiring, motivating and retaining a talented, entrepreneurial and creative team of executives.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long term incentive compensation discussed above. The guidelines provide that the chief executive officer should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary, Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary and other executive officers should attain and maintain beneficial ownership of Entegris stock with a value equal to his annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, unvested restricted stock and restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should achieve this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted and thereafter maintain that level of ownership. As of February 1, 2016, all of the named executive officers, except Mr. Graves and Mr. Kramer (who remains within the five year compliance grace period), were in compliance with the stock ownership guidelines.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In evaluating the Chief Executive Officer’s compensation for 2015, the Committee also considered compensation levels of chief executive officers in the market pay analysis conducted by FW Cook, individual performance and Entegris’ recent financial performance.

In connection with Mr. Loy’s promotion to chief executive officer in 2012, on December 12, 2012 the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). The CEO Agreement took effect as of November 28, 2012 and cancelled and replaced the Severance Protection Agreement, dated May 13, 2011, between the Company and Mr. Loy. Under the CEO Agreement Mr. Loy received a base salary of $625,000 per year and variable compensation at target performance equal to 100% of base salary; the Board of Directors has increased Mr. Loy’s base salary in each of 2014 and 2015. Mr. Loy is eligible to participate in the Company’s Long-Term

Incentive Program and to receive equity awards from time to time as determined by the Board of Directors; Mr. Loy did not receive any special equity award in connection with his promotion to Chief Executive Officer. The CEO Agreement had an initial term of two (2) years and is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the initial or any renewal term. In the event that Mr. Loy’s employment is terminated by the Board without cause or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement) then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entirety of such severance pay period; and all equity awards outstanding as of the date of termination shall continue to vest in accordance with each award’s original vesting schedule and vested awards shall continue to be exercisable during such severance period and for a period of 90 days thereafter. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy which continue for the duration of the above referenced severance period. During 2015, Mr. Loy was granted an annual long-term equity incentive award consisting of stock options covering 170,988 shares and 65,232 shares of time-based restricted stock units and 48,529 performance shares (at target), in each case on the same terms as described above under “Long-Term Incentive Compensation”. In addition, as described under “Potential Payments Upon Termination After Change in Control” below, Mr. Loy has an agreement providing him with certain severance benefits in the event that his employment is terminated after a Change in Control of the Company. During 2013 Mr. Loy agreed to amend this Change in Control Agreement to remove the change in control tax gross-up provisions.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance[1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan[2]	✓	✓	✓
Long-Term (Equity) Incentive Program[2]	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company does not offer the named executive officers perquisites other than the life and disability insurance (which is cost effective for the Company) and relocation expenses and allowances.

Retirement Plan

During 2015 Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement), hereafter referred to as the 401(k) Plan, which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. The Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan. Under this non-qualified retirement plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

The individual participant balances in the 401(k) Plan and the above non-qualified retirement plan reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the non-qualified retirement plan and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors. See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under this non-qualified retirement plan for the named executive officers.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(7)		Total ($)
Bertrand Loy President & Chief Executive Officer	2015 2014 2013	$ $ $	773,077 679,808 625,000	$ $ $	0 0 0	$ $ $	1,539,974 700,071 599,993	$ $ $	660,014 1,049,929 900,007	$ $ $	669,600 713,300 617,500	$ $ $	59,455 51,892 38,899	$ $ $	3,702,120 3,194,999 2,781,399

Gregory B. Graves Executive Vice President & Chief Financial Officer	2015 2014 2013	$ $ $	408,769 379,858 353,962	$ $ $	0 0 0	$ $ $	545,267 258,885 191,988	$ $ $	233,731 388,115 288,010	$ $ $	258,633 305,700 265,278	$ $ $	28,579 26,005 24,737	$ $ $	1,474,979 1,358,564 1,123,975

Christian F. Kramer(1) Senior Vice President and Chief Commercial Officer	2015 2014 2013	$ $	348,769 233,308 —	$ $ $	0 0 0	$ $	329,001 449,979 —		$140,998 — —	$ $	193,138 123,443 —	$ $	18,889 1,840,200 —	$ $	1,030,795 2,646,930 —

Todd J. Edlund Senior Vice President and Chief Operating Officer	2015 2014 2013	$ $ $	325,962 312,254 291,577	$ $ $	0 0 0	$ $ $	352,001 162,769 124,053	$ $ $	150,988 243,230 185,942	$ $ $	179,537 192,591 174,283	$ $ $	20,742 19,461 17,454	$ $ $	1,029,230 930,305 793,309

Peter W. Walcott Senior Vice President General Counsel & Secretary	2015 2014 2013	$ $ $	307,808 291,000 290,192	$ $ $	0 0 0	$ $ $	281,352 150,310 150,413	$ $ $	120,648 225,690 225,583	$ $ $	197,114 222,397 215,631	$ $ $	19,953 20,265 19,184	$ $ $	926,875 909,662 901,003

(1)	Mr. Kramer assumed his current position on November 13, 2014; from April 30 through November 12, 2014 he was Senior Vice President and General Manager of the Electronic Materials Division; from January 1, 2014 through April 29, 2014 he was Senior Vice President Electronics for ATMI, Inc. For 2014, the amounts in columns (c) and (e) represent compensation as an officer of the Company from May 1, 2014 through December 31, 2014. The amount in column (h) represents primarily compensation obligations of ATMI, Inc. assumed by the Company pursuant to the Merger with ATMI, Inc. and paid by the Company after the effectiveness of that Merger.
(2)	The amounts in column (e) reflect: (i) the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock units made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2015, 2014 and 2013 (for a discussion of the assumptions underlying these valuations please see Note 11 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2015, which accompanies this Proxy Statement); and (ii) the grant date fair value for performance shares awarded in 2015, determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance is achieved under the performance shares, the maximum possible value of the restricted stock units and the performance shares to the named executive officers on the date of grant, using the grant date fair value, is: (a) in the case of Mr. Loy – $1,869,978; (b) in the case of Mr. Graves – $662,119; (c) in the case of Mr. Kramer – $399,504; (d) in the case of Mr. Edlund – $427,454; and (e) in the case of Mr. Walcott – $341,654.
(3)	The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2015, 2014 and 2013. For a discussion of the assumptions underlying these valuations please see Note 11 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2015, which accompanies this Proxy Statement.
(4)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February or early March of the succeeding year.
(5)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement) of $10,600 to each of Messrs. Loy, Graves, Kramer, Edlund, and Walcott in 2015; and (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees for 2015 as follows: Mr. Loy – $48,855; Mr. Graves – $17,979; Mr. Kramer – $8,289; Mr. Edlund – $10,142; and Mr. Walcott – $9,353.

Fiscal Year 2015 Grants of Plan Based Awards

During the fiscal year ended December 31, 2015 the following plan based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bertrand Loy	2/10/2015	$0	$800,000	$1,500,000	0	48,529	72,794	65,232	170,988	$13.49	$2,199,988
Gregory B. Graves	2/10/2015	$0	$309,000	$579,375	0	17,184	25,776	23,096	60,552	$13.49	$778,998
Christian F. Kramer	2/10/2015	$0	$230,750	$432,656	0	10,368	15,552	13,936	36,528	$13.49	$470,000
Todd J. Edlund	2/10/2015	$0	$214,500	$402,188	0	11,095	16,643	14,908	39,116	$13.49	$502,989
Peter W. Walcott	2/10/2015	$0	$235,500	$441,563	0	8,868	13,302	11,916	31,256	$13.49	$402,000

(1)	Awards under the Entegris Incentive Plan. See “Compensation Discussion and Analysis – Short-Term Incentive Compensation” above.
(2)	These stock awards are performance shares which provide the opportunity to earn shares of the Company based on the Company’s total shareholder return (TSR) as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three year period following the date of award. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation” above. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.
(3)

These stock awards are grants of restricted stock units that vest ratably over four years on February 19th of 2016, 2017, 2018 and 2019. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(4)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2016, 2017, 2018 and 2019. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

Employment Agreements. The Company has entered into an Executive Change in Control Termination Agreement with each named executive officer as described under “Potential Payments upon Termination or Change in Control” below; please see that discussion for a detailed description of the terms of these agreements. In addition, as described under “Chief Executive Officer Compensation” above, effective November 28, 2012, Mr. Loy entered into an Executive Employment Agreement with the Company; please see that discussion for a detailed description of the terms of Mr. Loy’s agreement.

Mr. Graves entered into a severance protection agreement with the Company, dated as of May 13, 2011, which continued in effect throughout 2015. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause, or if he terminates his own employment for “good reason” (as defined therein) he is entitled to severance equal to two times base pay as salary continuation, the continuation of his health benefits for two years and the vesting of all outstanding unvested equity awards. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. The severance protection agreement also provides for vesting of unvested equity awards and an extended exercise period in the event of Mr. Graves’ retirement at age 54 with ten years of service. While Mr. Graves waived the application of those provisions to the equity awards made to him for 2014 and 2015, during 2014 he turned 54 and as a result 14,894 shares with respect to earlier restricted stock unit awards and 51,180 option shares are no longer subject to a risk of forfeiture; based on the closing price of our stock on December 31, 2015 ($13.27) the restricted shares have a value of $197,643. During 2016 Mr. Graves agreed to amend the severance protection agreement to increase the retirement age to 57.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2015; there were no other awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Bertrand Loy	62,366	—	—	$5.40	2/19/2017	—	—	—	—
	81,204	—	—	$8.76	2/19/2018	—	—	—	—
	61,438	20,480	—	$9.27	2/19/2019	—	—	48,529	$643,980
	118,422	118,422	—	$9.88	2/19/2020		—	—	—
	65,785	197,355	—	$11.71	2/19/2021	—	—	—	—
	—	170,988	—	$13.49	2/19/2022	—	—	—	—
	—	—	—	—	—	7,983	$105,934	—	—
	—	—	—	—	—	30,364	$402,930	—	—
	—	—	—	—	—	44,838	$595,000	—	—
	—	—	—	—	—	65,232	$865,629	—	—

Gregory B Graves	39,852	13,284	—	$9.27	2/19/2019	—	—	—	—
	37,896	37,896	—	$9.88	2/19/2020	—	—	—	—
	24,318	72,954	—	$11.71	2/19/2021	—	—	—	—
	—	60,552	—	$13.49	2/19/2022	—	—	—	—
	—	—	—	—	—	—	—	17,184	$228,032
	—	—	—	—	—	5,178	$68,712	—	—
	—	—	—	—	—	9,716	$128,931	—	—
	—	—	—	—	—	16,581	$220,030	—	—
	—	—	—	—	—	23,096	$306,484	—	—

Christian F. Kramer	—	36,528	—	$13.49	2/19/2022	—	—	—	—
	—	—	—	—	—	—	—	10,368	$137,583
	—	—	—	—	—	27,042	$358,847	—	—
	—	—	—	—	—	13,936	$184,931	—	—

Todd J. Edlund	7,573	—	—	$8.76	2/19/2018	—	—	—	—
	7,749	7,749	—	$9.27	2/19/2019	—	—	—	—
	24,466	24,466	—	$9.88	2/19/2020	—	—	—	—
	15,240	45,720	—	$11.71	2/19/2021	—	—	—	—
	—	39,116	—	$13.49	2/19/2022	—	—	—	—
	—	—	—	—	—	—	—	11,095	$147,231
	—	—	—	—	—	3,021	$40,089	—	—
	—	—	—	—	—	6,278	$83,309	—	—
	—	—	—	—	—	10,425	$138,340	—	—
	—	—	—	—	—	14,908	$197,829	—	—

Peter W. Walcott	19,495	—	—	$5.40	2/19/2017	—	—	—	—
	43,805	—	—	$8.76	2/19/2018	—	—	—	—
	31,218	10,406	—	$9.27	2/19/2019	—	—	—	—
	29,682	29,682	—	$9.88	2/19/2020	—	—	—	—
	14,141	42,423	—	$11.71	2/19/2021	—	—	—	—
	—	31,256	—	$13.49	2/19/2022	—	—	—	—
	—	—	—	—	—	—	—	8,868	$117,678
	—	—	—	—	—	4,056	$53,823	—	—
	—	—	—	—	—	7,612	$101,011	—	—
	—	—	—	—	—	9,627	$127,750	—	—
	—	—	—	—	—	11,916	$158,125	—	—

(1)

These options vest as follows in the order in which the options are listed in the above table: Mr. Loy – 20,480 shares on February 19th of 2016; 59,211 shares on February 19th of each of 2016 and 2017; 65,785 shares on February 19th of each of 2016, 2017 and 2018; and 42,747 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Graves –13,284 shares on February 19th of 2016; 18,948 shares on February 19th of each of 2016 and 2017; 24,318 shares on February 19th of each of 2016, 2017 and 2018; and 15,138 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Kramer – 9,132 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Edlund –7,749 shares on February 19th of 2016; 12,233 shares on February 19th of each of 2016, and 2017; 15,240 shares on February 19th of each of 2016, 2017 and 2018; and 9,779 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Walcott – 10,406 shares on February 19, 2016; 14,841 shares on February 19th of each of 2016 and 2017; 14,141 shares on February 19th of each of 2016, 2017 and 2018; 7,814 shares on February 19th of each of 2016, 2017, 2018 and 2019.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows (in the order in which the awards are listed in the above table): Mr. Loy – 7,983 shares on February 19th of 2016; 15,182 shares on February 19th of each of 2016 and 2017; 14,946 shares on February 19th of each of 2016, 2017 and 2018; and 16,308 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Graves – 5,178 shares on February 19th of 2016; 4,858 shares on February 19th of each of 2016 and 2017; 5,527 shares on February 19th of each of 2016, 2017 and 2018; and 5,774 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Kramer – 9,014 shares on May 15th of each of 2016, 2017 and 2018; 3,484 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Edlund – 3,021 shares on February 19th of 2016; 3,139 shares on February 19th of each of 2016 and 2017; 3,475 shares on February 19th of each of 2016, 2017 and 2018; and 3,727 shares on February 19th of each of 2016, 2017, 2018 and 2019; Mr. Walcott – 4,056 on February 19, 2016; 3,806 shares on February 19th of each of 2016 and 2017; 3,209 shares on February 19th of each of 2016, 2017 and 2018; and 2,979 shares on February 19th of each of 2016, 2017, 2018 and 2019.

(3)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2015 ($13.27).
(4)	These performance shares provide the opportunity to earn shares of the Company on a scale of from 0 to 150% of the number of shares indicated in the above table, based on the Company’s total shareholder return (TSR) as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three year performance period following the date of award (2/10/2015) and are fully vested when earned.

Fiscal Year 2015 Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to the named executive officers during the fiscal year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Bertrand Loy	70,000	$448,826	46,068	$631,132
Gregory B. Graves	51,844	$311,434	20,643	$282,809
Christian F. Kramer	—	—	9,014	$122,861
Todd J. Edlund	—	—	12,602	$172,647
Peter W. Walcott	—	—	15,364	$210,487

(1)	Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise (or sale price if the exercise was accompanied by a sale transaction).
(2)	Includes restricted stock units that vested during the fiscal year.
(3)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s Supplemental Executive Retirement Plan, certain executives, including the named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives each year for amounts to be contributed in the following year. Compensation that may be deferred into this non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under this non-qualified retirement plan may be made only upon the retirement, death, disability or other termination of employment with the Company and shall, generally, be paid in a lump sum six months following the date of such termination. No distributions from this non-qualified retirement plan may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under this non-qualified retirement plan are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2015 Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2015 under the Entegris, Inc. Supplemental Executive Retirement Plan (SERP):

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Bertrand Loy	$54,115	$48,855	($5,532)	0	$912,414
Gregory B. Graves	$61,315	$17,979	$7,083	0	$487,363
Christian F. Kramer	$17,438	$8,289	($488)	0	$25,239
Todd J. Edlund	$13,038	$10,142	$1,196	0	$71,612
Peter W. Walcott	$0	$9,353	$18,351	0	$910,795

(1)	The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 5 to the Summary Compensation Table above in clause (b) of that footnote.
(2)	The amounts listed for each of the named executive officers in column (d) is determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under the SERP from among the same 27 investment funds that are offered under the Company’s 401(k) plan.
(3)	The amounts in column (f) represent the fully vested balance as of December 31, 2015 for Messrs. Loy, Graves, Kramer, Edlund, and Walcott and, with respect to Messrs. Loy, Graves, Edlund and Walcott include amounts deferred in previous years. These amounts include contributions reported in the summary compensation tables from 2014 and 2013 as follows: Mr. Loy, $41,492 and $28,699, respectively; Mr. Graves, $15,605 and $14,537, respectively; Mr. Kramer, nothing in either year; Mr. Edlund, $9,061 and $7,254, respectively; and Mr. Walcott, $8,984 for 2013.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of 27 investment funds as are offered under the Company’s 401(k) plan. During 2015 none of the named executive officers participated in this plan.

Potential Payments Upon Termination After Change In Control

There are currently in effect Executive Change in Control Termination Agreements with Messrs. Loy, Graves, Kramer, Edlund and Walcott as well as with seven other executives to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. A Change in Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, if those members who constituted a majority of the Board of Directors cease to be so or if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change in Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)	a lump-sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination;

(iv)	immediate vesting of all unvested equity awards. In addition, in the case of stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options); and

(v)	up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2015:

Name	Salary ($)	Cash Variable Compensation Payment(1)	Insurance and other Benefits(2)	Net Value of In-The Money Options(3)	Aggregate Value of Restricted Stock, Restricted Stock Units and Performance Share Units(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Bertrand Loy	$1,600,000	$1,600,000	$52,722	$2,398,122	$2,613,473	$8,264,318
Gregory B. Graves	$824,000	$618,000	$39,472	$621,223	$952,189	$3,054,884
Christian F. Kramer	$710,000	$461,500	$52,722	0	$681,361	$1,905,584
Todd J. Edlund	$660,000	$429,000	$52,722	$357,123	$606,797	$2,105,643
Peter W. Walcott	$628,000	$471,000	$39,600	$806,966	$558,388	$2,503,954

(1)	For Messrs. Loy, Graves, Edlund and Walcott, these amounts are based upon the 2014 variable compensation pay out rate of 101.2, being the highest in the three years ended December 31, 2015. For Mr. Kramer 2014 was a partial year so the 2015 payout was used.
(2)	Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2015 (with an assumed 5% premium increase per year on medical insurance); the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance as well as the cost paid by the Company for the outplacement allowance referred to above.
(3)	Reflects the net value of in-the-money vested and unvested stock options based on the Company’s closing stock price on December 31, 2015 ($13.27).

(4)	Reflects the value of restricted stock, restricted stock units and performance share units still subject to restrictions based on the Company’s closing stock price on December 31, 2015 ($13.27).

The change in control agreements for the above named executive officers except for Messrs. Loy and Kramer, also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. The change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are James F. Gentilcore, Chairman, Michael A. Bradley, R. Nicholas Burns, and James P. Lederer. No member of the Management Development & Compensation Committee was at any time during fiscal year 2015 an officer or employee or former officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2015, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

James F. Gentilcore, Chairman

Michael A. Bradley

R. Nicholas Burns

James P. Lederer

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

Except as noted therein, the following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the named executive officers and all directors and executive officers as a group as of January 31, 2016 or subject to acquisition by any of them within sixty days following that date. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned(1)(2)		% of Class(3)
Michael A. Bradley	98,602		*
Marvin D. Burkett	73,571	(4)	*
R. Nicholas Burns	38,161		*
Daniel W. Christman	70,666	(5)	*
Todd Edlund	181,199		*
Gregory B. Graves	214,250		*
James F. Gentilcore	9,107		*
Christian F. Kramer	18,297		*
James P. Lederer	0		*
Bertrand Loy	808,902		*
Paul L.H. Olson	68,355		*
Brian F. Sullivan	93,478		*
Peter W. Walcott	253,842
All Directors and Executive Officers as a Group (17) persons including those listed above):	2,370,149	(6)	1.7

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and named executive officers have the right to acquire within 60 days following January 31, 2016: Mr. Burkett – 15,000 shares; Mr. Burns – 15,000 shares; Mr. Edlund – 100,029 shares; Mr. Graves – 173,754 shares; Mr. Loy – 577,438 shares; and Mr. Walcott – 185,543 shares.
(2)	Includes restricted stock units which are subject to forfeiture and other restrictions which lapse within 60 days following January 31, 2016 as follows: Mr. Loy – 54,419 shares; Mr. Graves – 21,337 shares; Mr. Edlund – 13,362 shares; Mr. Kramer – 12,498 shares; and Mr. Walcott – 14,050 shares.
(3)	Calculated based on 140,716,420 issued and outstanding shares of Entegris common stock as of February 1, 2016.
(4)	Shares held in a trust for the benefit of Mr. Burkett and his wife.
(5)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(6)	Includes 1,326,569 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2016 including those described in footnotes 1 and 2 above.

Other Principal Holders of Entegris Common Stock

Based on reports filed with the Securities and Exchange Commission through February 28, 2016, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2015:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
BlackRock, Inc.	7,561,934	(2)	5.4%
55 East 52nd Street
New York, NY 10022

EARNEST Partners LLC	7,044,546	(3)	5.0%
1180 Peachtree Street, Suite 2300
Atlanta, GA 30309

GMT Capital Corp.	14,586,700	(4)	10.4%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

Shapiro Capital Management LLC	13,790,151	(5)	9.8%
3060 Peachtree Road, Suite 1555
Atlanta, GA 30305

Vanguard Group, Inc.	9,647,092	(6)	6.9%
100 Vanguard Blvd.
Malvern, PA 19355

Wellington Management Group LLP	7,046,788	(7)	5.0%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA02210

(1)	Calculated based on 140,716,420 outstanding shares of Entegris common stock as of February 1, 2016.
(2)	With respect to the shares reported by BlackRock, Inc., a parent holding company, on an amended Schedule 13G, filed January 26, 2016 it is reported that it exercises sole dispositive power with respect to 7,561,934 shares and sole voting power with respect to 7,263,519 shares.
(3)	With respect to the shares reported by EARNEST Partners LLC, an investment advisor, on a Schedule 13G, dated December 10, 2015 it is reported that it exercises sole dispositive power with respect to 7,044,546 shares and sole voting power with respect to 2,049,404 shares and shared voting power with respect to 830,235 shares.
(4)	As reported to the Securities and Exchange Commission on a Form 4 filed October 20, 2014 with respect to the above shares reported as owned by: (i) Bay Resource Partners, L.P. (“Bay 1”) – 2,329,000 shares, (ii) Bay II Resource Partners, L.P. (“Bay 2”) – 4,266,400 shares, and (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Bay OS”) – 7,991,300 shares. GMT Capital Corp. (“GMT”) as the general partner of Bay 1 and Bay 2 exercises sole voting power and sole dispositive power with respect to the shares reported as owned by Bay 1 and Bay 2 and, as the investment manager of Bay OS, GMT exercises both sole voting and sole dispositive power with respect to the shares reported as owned by Bay OS.
(5)	With respect to the shares reported by Shapiro Capital Management LLC, an investment advisor, on an amended Schedule 13G, filed February 12, 2016, it is reported that it exercises sole dispositive power with respect to 13,790,151 shares and sole voting power with respect to 12,625,401 shares and shared voting power with respect to 1,164,750 shares.
(6)

With respect to the shares reported by Vanguard Group, Inc., a registered investment advisor, on an amended Schedule 13G, dated February 10, 2016, it is reported that it exercises sole dispositive power with respect to 9,392,393 of such shares, shared dispositive power with respect to 254,699 of such shares, sole voting power with respect to 254,099 of such shares and shared voting power with respect to 8,600 of such shares.
(7)	With respect to the shares reported by Wellington Management Group LLP a parent holding company, on a Schedule 13G, dated February 11, 2016, it is reported that it exercises shared dispositive power with respect to 7,046,788 of such shares, sole dispositive power with respect to no shares, sole voting power with respect to no shares and shared voting power with respect to 4,009,832 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. During 2015 all reports on Form 4 were filed on or before the required due date.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is currently composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in the NASDAQ Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2015 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2015, which selection was ratified by the Stockholders at the 2015 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and report of the independent registered public accounting firm on each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2015. Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with

Audit Committees) requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Marvin D. Burkett, Chairman

James F. Gentilcore

James P. Lederer

Brian F. Sullivan

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

KPMG LLP (“KPMG”), independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2015, 2014 and 2013. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2016 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2016 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2015 and 2014, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2015 and 2014 were:

Service	2015	2014
Audit Fees	$1,770,000	$2,953,000
Audit Related Fees	—	200,000
Tax Fees	668,000	389,000
All Other Fees	—	—

Total	$2,438,000	$3,542,000

The Audit services for the years ended December 31, 2015 and 2014 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002; the audit of the initial post-merger balance sheet of the combined entity following our merger with ATMI, Inc.; the statutory audits of certain of the Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the year ended December 31, 2014 consisted of services provided in connection with the Company’s issue of debt related to the acquisition of ATMI, Inc.

The fees for Tax services for the year ended December 31, 2015 and 2014 were for tax planning services performed in connection with an internal restructuring of our foreign subsidiaries and tax matters relating to a management hub in Singapore and transfer pricing of the Company’s products, as well as for services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for All Other services for the years ended December 31, 2015 or 2014.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2015 and 2014 in the table above received pre-approval by the Company’s Audit & Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR 2016.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation paid to Entegris’ named executive officers, as disclosed in Entegris’ Proxy
Statement for the 2016 Annual Meeting of Stockholders under the heading entitled
“Compensation of Executive Officers” pursuant to Item 402 of Regulation S-K including the
Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2011 Annual Meeting of Stockholders, our stockholders approved the recommendation of the Board of Directors that the frequency of advisory votes on executive compensation occur every year. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation at least once every six years. Accordingly, the next shareholder advisory vote on frequency will occur at the 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION

OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ENTEGRIS, INC. EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARE RESERVE BY 2,000,000 SHARES

Approval of Amendment

At the Annual Meeting, stockholders will be asked to approve amendments to the Entegris, Inc. Employee Stock Purchase Plan (the “ESPP”), which were adopted, subject to shareholder approval, by our Board of Directors on February 25, 2016. The amended and restated version of the ESPP provides substantially the same benefits to employees that are provided under the pre-amendment version of the ESPP but would increase the number of shares of Company common stock authorized for issuance under the ESPP by 2,000,000 shares and make certain updating changes including changes to reflect the Company’s status as a Delaware corporation.

The ESPP is an important part of the Company’s compensation program. It promotes financial saving for the future by the Company’s employees, fosters good employee relations, and encourages employees to acquire shares of the Company’s common stock, thereby better aligning their interests with those of the other stockholders. Therefore, the Board of Directors believes that it is essential to the Company’s ability to attract, retain, and motivate highly qualified employees in an extremely competitive employment environment in the United States.

The ESPP became effective on March 15, 2000 with 4,000,000 shares authorized for issuance under the ESPP. Effective with the Company’s acquisition of ATMI, Inc. in April 2014, the shares remaining in the ATMI, Inc. Employee Stock Purchase Plan were converted into shares of the Company available under the ESPP in accordance with NASDAQ Market Place Rule 5635(c). That rule also specifies that those converted shares may be used only for ESPP offerings to employees who were not employed by Entegris on the closing date of that acquisition. The Board of Directors is asking stockholders to approve this amended and restated version of the ESPP, including the amendment to increase the number of shares of Company common stock that remain available for issuance to employees under the ESPP by 2,000,000 shares.

DESCRIPTION OF THE ESPP

The following is a summary of the principal features of the amended and restated version of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the amended and restated ESPP attached as Appendix A to this proxy statement.

Administration. The ESPP is administered, at the Company’s expense, by the Management Development & Compensation Committee of the Board of Directors (the “plan administrator”). All questions of interpretation or application of the ESPP are determined in the sole discretion of the plan administrator, and its decisions are final, conclusive, and binding upon all persons.

Share Reserve. 4,000,000 shares of the Company’s common stock were authorized for issuance under the ESPP at the time it was originally adopted. Of these shares, 3,974,000 shares have previously been purchased (excluding purchases of shares converted from the ATMI, Inc. stock purchase plan as described above), and, as of January 1, 2016, 26,000 shares remain available for purchase under the ESPP by employees who were Entegris employees on April 30, 2014. In addition, as noted above, in connection with the acquisition of ATMI, Inc. shares remaining available under the ATMI, Inc. Employee Stock Purchase Plan were converted into 695,795 Company shares available for purchase by employees who were not Entegris employees on April 30, 2014 in accordance with NASDAQ Market Place Rule 5635(c). If shareholders approve this ESPP proposal, the maximum aggregate number of shares that may be issued under the ESPP will increase from 4,695,795 shares as of January 1, 2016 to 6,695,795 shares.

Eligibility. Any natural person who is regularly employed by the Company (or by any of its designated subsidiaries) is eligible to participate in the ESPP, subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended, or Code, including (i) the requirement that no person may be granted rights under this ESPP (and all plans qualified under Code Section 423(b) maintained by the Company or any subsidiary) to purchase more than $25,000 worth of Company common stock (valued at the time each right is granted) for each calendar year in which rights are outstanding, and (ii) the requirement that no person who owns or holds options to purchase, or who as a result of participation in the ESPP, would own or hold options to purchase, five percent or more of the outstanding stock of the Company or any subsidiary is eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP. As of January 1, 2016, approximately 1,800 employees were eligible to participate in the ESPP, of which nine were executive officers of the Company.

Participation in an Offering. Shares are currently offered under the ESPP through consecutive offering periods of approximately six months that generally begin with the first business day of January and July of each year. To participate in the ESPP, eligible employees must authorize payroll deductions in whole percentages up to ten percent of eligible earnings, including base salary, and overtime pay. Once an eligible employee becomes a participant in the ESPP, the employee will automatically participate in each successive offering period at the same rate of payroll deduction until such time as the employee modifies the rate of payroll deduction, withdraws from, or is no longer eligible to participate in, the ESPP.

Purchase Price. The purchase price per share of Company common stock under the ESPP is determined by the plan administrator but shall not be less than 85% of the lesser of the fair market value of the Company’s common stock on (i) the first day of the relevant offering period or (ii) the last day of the relevant offering period. The fair market value of a share of the Company’s common stock on these measurement dates will be equal to the closing price per share as reported on NASDAQ.

Shares Purchased. The number of shares of the Company’s common stock a participant purchases during each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price per share. After each offering period the aggregate number of shares purchased during that offering period will be transferred to a custodian for the benefit of participants. The custodian maintains an account for each participant reflecting the number of shares he or she purchased. A participant may direct the voting of all shares credited to his or her account, the sale of such shares, the transfer of such shares to another custodian or request certificates representing such shares (other than any fractional shares).

Withdrawal. A participant may withdraw from an offering under the ESPP at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. A participant will automatically be withdrawn from an offering under the ESPP upon a termination of employment with the Company or a designated subsidiary more than three months prior to the close of an offering period.

Transferability. No rights granted under the ESPP will be transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Adjustments. In the event any change is made in the Company’s capitalization during an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made to the purchase price, the number of shares subject to purchase under the ESPP, the number of shares authorized for issuance under the ESPP, and the maximum number of shares that may be purchased by a participant during any offering period, in each case, as determined by the plan administrator to preserve the economic incentive provided by the ESPP and the offering.

Amendment, Suspension, and Termination. The Board of Directors may at any time amend, suspend, or terminate the ESPP; however, no amendment may be made to the ESPP without the approval or ratification of the Company’s shareholders if such amendment would require an increase in the total amount of Stock under the ESPP, change the class of Employees eligible to participate in the ESPP, withdraw the administration of the ESPP from the plan administrator, permit any person, while a member of the plan administrator, to be eligible to participate in the ESPP, or extend the duration of the ESPP. Upon termination of the ESPP, the remaining balance, if any, in each participant’s account under the ESPP shall be refunded to the participant as soon as practicable thereafter.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences, under current U.S. tax law, of participation in the ESPP and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the ESPP. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of purchase right at the beginning of an offering or at the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the ESPP are sold or otherwise made the subject of disposition.

A sale or other disposition of shares purchased under the ESPP will be a “disqualifying disposition” if such sale or disposition occurs prior to the later of (i) two years after the date the purchase right is granted (i.e., the commencement date of the offering period to which the right pertains) and (ii) one year from the date of the purchase of the applicable shares.

If the participant makes a disqualifying disposition of shares purchased under the ESPP, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition, and any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be a capital gain (or loss) to the participant. The Company will be entitled to an income tax deduction for the amount treated as ordinary income to the participant for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of the Company’s officers under Code Section 162(m). In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares.

If the participant sells or otherwise disposes of shares purchased under the ESPP after satisfying the holding period outlined above (i.e., a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the excess of the lesser of (i) the fair market value of the shares on the date of disposition over the purchase price for the shares or (ii) the greater of (a) the fair market value of the shares on the date the purchase right relating to the disposed shares was first granted over the purchase price and (b) the fair market value of the shares on the day immediately prior to the consummation of the transaction over the purchase price. Any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be long-term capital gain (or loss) to the participant. The Company will not be entitled to an income tax deduction for any amount with respect to the issuance or exercise of the option or the sale of the underlying shares.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed amended and restated version of the ESPP had been in effect for the 2015 fiscal year, the Company does not expect that the number of shares purchased by participants in the ESPP during that year would have been materially different than the number of shares purchased as set forth in the table below.

As of February 1, 2016, the fair market value of a share of Company common stock was $11.40.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

As of January 1, 2016, approximately 4,068,820 shares of the Company’s common stock had been purchased under the ESPP since its inception in 1999; this includes shares converted from the ATMI Employee Stock Purchase Plan.

PLAN BENEFITS TABLE

Because participation in the ESPP is voluntary and elective, the benefits or amounts that any participant or group of participants may receive if the amended and restated ESPP is approved are not currently determinable. The table below contains the number of shares of the Company purchased by the individuals and groups listed below under the ESPP:

Name	Aggregate Number of Shares Purchased in the Most Recent Completed Offering Period Ended December 31, 2015	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods
Named Executive Officers:
Bertrand Loy, Chief Executive Officer	0	0
Gregory B. Graves, EVP and Chief Financial Officer	0	0
Todd J. Edlund, SVP Chief Operating Officer	0	13,248
Christian Kramer, SVP Chief Commercial Officer	0	0
Peter W. Walcott, SVP, General Counsel & Secretary	0	0
All current executive officers as a group (9 people including the above)	1.598	66,452
All Non-Employee Directors	0	0
All employees, including all current officers who are not executive officers, as a group	145,207	4,002,367
Total	146,805	4,068,819

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the amended and restated ESPP. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

Should stockholder approval not be obtained, then the amended and restated ESPP will not be implemented, and the ESPP will continue in effect pursuant to its pre-amendment terms until the remaining shares are exhausted and the ESPP, by its terms, will terminate. If this happens the ESPP will not achieve its objective of helping to attract, retain and reward employees.

The Board of Directors believes that the amended and restated ESPP is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDED AND RESTATED ESPP FOR THE INCREASE IN THE SHARE RESERVE BY 2,000,000 SHARES.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2017 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 28, 2016 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to the Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Securities and Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders for inclusion in the Company’s 2017 proxy statement must be received no earlier than December 31, 2016 and no later than

January 28, 2017. Unless the information specified above is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Senior Vice President, General Counsel and Secretary, within such period, nominees will not be included in the Company’s 2017 proxy statement.

Likewise the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2017 Annual Meeting of Stockholders without inclusion in the Company’s 2017 proxy statement is not earlier than December 31, 2016 and not later than January 28, 2017. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Senior Vice President, General Counsel and Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available through the web site of the Securities and Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

PETER W. WALCOTT

Senior Vice President, General Counsel & Secretary

Billerica, Massachusetts

April 15, 2016

APPENDIX A

ENTEGRIS, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 Establishment. Entegris, Inc., a Delaware corporation (hereinafter called “the Company”), hereby amends and restates the stock purchase plan for employees adopted by a predecessor corporation effective March 1, 2000, which shall continue to be known as the ENTEGRIS, INC. EMPLOYEE STOCK PURCHASE PLAN (hereinafter called the “Plan”).

1.2 Purpose. The purpose of this Plan is to permit employees to purchase Stock from the Company at the price specified in Section 5. The Plan is intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means any U.S. corporation, a majority of the voting stock of which is directly or indirectly owned by the Company and whose participation in the Plan the Board has expressly approved.

(b)	“Recognized Compensation” means wages within the meaning of Section 3401(a) of the Code for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:

(i)	Included Items. In determining a Participant’s Recognized Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includable in gross income under Sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a Retirement Savings Election, a cafeteria plan or any other qualified cash or deferred arrangement under Section 401(k) of the Code.

(ii)	Excluded Items. In determining a Participant’s Recognized Compensation there shall be excluded all of the following: (A) incentive compensation, discretionary, or signing bonuses and commissions, (B) reimbursements or other expense allowances (including all living and other expenses paid on account of the Participant being on foreign assignment), (C) welfare and fringe benefits (both cash and non-cash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from Insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments), except that final payments on account of settlement for accrued but unused paid time off shall be taken into account in determining a Participant’s Recognized Compensation, (D) moving expenses, (E) deferred compensation (both when deferred and when received), and (F) the value of a qualified or a non-qualified stock option granted to a Participant by the Employer to the extent such value is includable in the Participant’s taxable income.

(iii)	Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Recognized Compensation.

(iv)	Attribution to Periods. A Participant’s Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

(v)	Excluded Periods. Amounts received after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(vi)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means a committee of at least three persons appointed by the Board empowered to take actions as stated in this Plan. Each member of the Committee will remain a member for the duration of the Plan unless such member resigns or is removed earlier by majority vote of the Board.

(f)	“Eligible Employee” means an Employee who meets the requirements set forth in Subsection 4.1 below for eligibility to participate in the Plan.

(g)	“Employee” means any employee (including officers and directors who are also employees) of the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(h)	“Fair Market Value” means the value of a share of Stock as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the NASDAQ Global Select Market, then the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security as quoted on such exchange or market as reported on the official Nasdaq website or reported in The Wall Street Journal or such other source as the Board deems reliable. If there is no closing sales price quoted for such day, then Fair Market Value shall be equal to the average of the closing bid and ask prices for such day. If neither closing sale nor closing bid nor ask prices are quoted, then Fair Market Value shall be determined based upon such information for the previous trading day.

(i)	“Interest” means interest as determined pursuant to Section 5.2.

(j)	“Participant” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 4.1.

(k)	“Purchase Period” means a six-month period beginning on January 1 or July 1 of each calendar year during which Stock may be purchased in accordance with the Plan.

(l)	“Stock” means the common stock, $.01 par value, of the Company.

SECTION 3. STOCK SUBJECT TO THE PLAN

3.1 Number. The total number of shares of Stock available for distribution under this Plan shall be 6,000,000 plus any shares available under the employee stock purchase plan of a company acquired by the Company and converted into Stock in accordance with and subject to the provisions of NASDAQ Marketplace Rules. These shares may consist, in whole or in part, of authorized but unissued Stock not reserved for any other purpose.

3.2 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, combination, recapitalization, or reclassification, the shares of Stock issuable and the price payable therefor under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as provided above, no adjustment shall be made in connection with the issuance by the Company of any Stock or any warrants, rights, or options to acquire shares of Stock or of securities convertible into Stock.

SECTION 4. PARTICIPATION

4.1 Eligibility. Rights to participate hereunder shall be granted to employees of the Company and, as approved by the Board, its Affiliates, provided, however, that employees whose customary employment is twenty (20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year shall have no right to participate and shall not qualify as Eligible Employees. An Eligible Employee may elect to become a Participant on the first day of any Purchase Period, provided such Participant was an Eligible Employee on the day immediately preceding the first day of such Purchase Period. Any election to participate shall be made in accordance with rules adopted by the Committee. However, in no event shall an Eligible Employee be granted the right to purchase Stock under the Plan if after the purchase such Eligible Employee would own Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Also, an Eligible Employee may not become or remain a Participant at any time when such Eligible Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

4.2 The Board may provide that each person who, during the course of a Purchase Period first becomes an Eligible Employee will, on a date or dates specified by or under the authority of the Committee which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a right to participate during that Purchase Period, which right to participate shall thereafter be deemed to be a part of that Purchase Period. Such right to participate shall have the same characteristics as an rights to participate originally granted with respect to that Purchase Period, as described herein, except that:

(a)	the date on which such right to participate is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(b)	the period of the Offering with respect to such right to participate shall begin on its Offering Date and end coincident with the end of such Offering; and

(c)	the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any right to participate under that Offering.

SECTION 5. PURCHASE OF STOCK

5.1 Contributions for Purchase of Stock. At the time an Eligible Employee elects to become a Participant in the Plan, such Eligible Employee shall also elect the form and manner of contributing funds for the purchase of Stock. A Participant may elect to contribute funds for the purchase of Stock by directing his or her employer to withhold any whole percentage less than or equal to 10% of his or her Recognized Compensation for the purpose of purchasing Stock from the Company. In no event shall the aggregate contributions for the purchase of Stock exceed 10% of a Participant’s Recognized Compensation. A Participant may modify the rate of withholding from such Participant’s Recognized Compensation only in accordance with the following:

(a)	A Participant may at any time direct reduction of the rate of withholding to a rate lower than that previously in effect. However, only one such direction to continue withholding at a rate lower than that previously in effect may be made in any one Purchase Period.

(b)	A Participant may at any time direct discontinuance of withholding. If a Participant directs discontinuance of withholding, such Participant may direct resumption of withholding only as of the first day of any subsequent Purchase Period.

(c)

Except as provided in subsection (a) or (b) above, a Participant may direct modification of the rate of withholding only as of the first day of any Purchase Period. The modified rate may be any whole percentage less than or equal to 10% of the Participant’s Recognized Compensation. Unless

otherwise elected by the Participant, the rate of withholding such Participant has elected will remain in effect for subsequent Purchase Periods.

Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee and shall become effective at a time specified by the Committee.

5.2 Disposition of Contributions. Amounts withheld pursuant to Section 5.1 shall be held by the Employer until the end of the Purchase Period during which they were withheld, subject to the following:

(a)	A Participant who elects pursuant to Section 5.1(b) to discontinue withholding may at any time withdraw all or any part of the amounts previously withheld or otherwise contributed. Any such withdrawal shall be paid to the Participant by his or her employer in cash with Interest.

(b)	During the last calendar month of each Purchase Period, each Participant shall be permitted to elect to have all or any part of the amounts withheld paid to such Participant in cash with Interest.

(c)	Any withdrawal under (a) or (b) above shall be deemed to be on a first-in-first-out basis. Interest shall be applied to the average amount in the Participant’s account at the end of each full calendar month during the completed portion of the Purchase Period. Prior to the first day of any Purchase Period, the Committee shall determine the rate of Interest with respect to such Purchase Period. The Committee shall give such publicity to said Interest rate as it deems appropriate.

(d)	Any portion of the amounts withheld that is not paid to the Participant in cash shall be automatically applied to purchase Stock under Section 5.3.

(e)	Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee.

5.3 Purchases of Stock. Amounts withheld from a Participant during a Purchase Period (except any amounts refunded to such Participant in cash under Section 5.2) shall be used as of the last business day of such Purchase Period to purchase Stock from the Company for a price equal to the lesser of (a) or (b).

(a)	85% of the Fair Market Value of a share of Stock on the first business day of the Purchase Period; or

(b)	85% of the Fair Market Value of a share of Stock on the last business day of the Purchase Period.

5.4 Issuance of Stock. Promptly after the end of each Purchase Period, the number of shares of Stock purchased by all Participants shall be issued and transferred to an agent selected by the Company. The agent will hold such shares of Stock for the benefit of all Participants who have purchased shares of Stock and will maintain an account for each Participant reflecting the number of shares (including fractional shares, if any) credited to the account of each Participant. Each Participant will be entitled to direct the voting of all shares credited to such Participant’s account by the agent and may also direct the agent to sell such shares and distribute the net proceeds of the sale to the Participant. At any time, a Participant may either request that the agent transfer the shares of Stock credited to the Participant’s account to another custodian or request from the agent a physical certificate representing the shares of Stock credited to the Participant’s account; provided, however, that the agent shall not be required to issue a certificate representing a fractional share and may instead pay the Participant a cash amount representing the fair market value of such fractional share.

5.5 Privileges of a Stockholder. A Participant shall not have stockholder privileges with respect to any Stock until the date of issuance of shares of Stock to such Participant.

5.6 Limitation on Stock Purchases. As required by Section 423 of the Code, no Participant may purchase Stock under this Plan and all other employee stock purchase plans of the Company and its Affiliates at a rate in excess of $25,000 in Fair Market Value of such Stock (determined at the time the option to purchase Stock is granted) for each calendar year in which any such option to purchase Stock granted to such Participant is outstanding at any time. Notwithstanding the foregoing, the Fair Market Value (determined on the first day of any Purchase Period) of shares of Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Stock previously acquired by the Participant in any prior Purchase Period during such calendar year.

SECTION 6. TERMINATION OF EMPLOYMENT

6.1 Termination of Employment. A Participant whose termination of employment occurs more than three months prior to the close of a Purchase Period will not be eligible to purchase any shares of Stock pursuant to this Plan with respect to such Purchase Period. Any amount withheld from such a Participant during the Purchase Period in which his or her termination of employment occurs shall be paid to such Participant in cash with Interest calculated under Section 5.2(c) as soon as administratively feasible after such Participant’s termination of employment. Any Participant whose termination of employment occurs within three months prior to the last day of a Purchase Period may direct Stock purchases or withdrawals with respect to that Purchase Period pursuant to Sections 5.2 and 5.3. However, if a Participant’s death occurred at any time during the Purchase Period, any amount withheld from the Participant during such Purchase Period shall be paid to the Participant’s personal representative in cash with Interest determined under Section 5.2(c), and no portion thereof shall be applied to purchase Stock.

SECTION 7. RIGHTS OF EMPLOYEES; PARTICIPANTS

7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Employee’s, Eligible Employee’s, or Participant’s employment at any time, nor confer upon any such person any right to continue in the employ of the Company or any of its Affiliates.

7.2 Nontransferability. No right or interest of any Participant in this Plan shall be assignable, transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void and shall automatically terminate all rights of a Participant under the Plan.

SECTION 8. ADMINISTRATION

8.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes and upon all persons.

SECTION 9. AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

9.1 Amendment, Modification, and Termination of the Plan. The Board, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders of the Company, may:

(a)	increase the total amount of Stock that may be awarded under the Plan, except as provided in Section 3.2 of the Plan;

(b)	change the class of Employees eligible to participate in the Plan;

(c)	withdraw the administration of the Plan from the Committee;

(d)	permit any person, while a member of the Committee, to be eligible to participate in the Plan; or

(e)	extend the duration of the Plan.

SECTION 10. REQUIREMENTS OF LAW

10.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shares of Stock shall not be issued nor cash payments made except upon approval of proper government agencies or stock exchanges as may be required.

10.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 11. EFFECTIVE DATE OF THE PLAN

11.1 Effective Date. The original effective date of the Plan was March 15, 2000; the effective date of this amended and restated Plan shall be the next business day following the date on which the stockholders of the Company approve this amended and restated Plan.

11.2 Duration of the Plan. Unless the Board terminates the Plan earlier, the Plan shall remain in effect until all Stock subject to it shall have been distributed pursuant to the Plan.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees	For	Against	Abstain
01 Michael A. Bradley 02 Marvin D. Burkett 03 R. Nicholas Burns 04 Daniel W. Christman 05 James F. Gentilcore 06 James P. Lederer 07 Bertrand Loy 08 Paul L. H. Olson 09 Brian F. Sullivan	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
				2 Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2016.	☐	☐	☐
				3 Approval of the compensation paid to Entegris, Inc.’s named executive officers (advisory vote).	☐	☐	☐
				4 Approval of the Amended and Restated Entegris, Inc. Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP #
		JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com

ENTEGRIS, INC. Annual Meeting of Stockholders May 17, 2016 10:00 AM This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at the Headquarters of Entegris, Inc., 129 Concord Road, Billerica, MA, on May 17, 2016 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NINE NOMINEES, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; FOR THE APPROVAL OF THE AMENDED AND RESTATED ENTERGIS, INC. EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side